MOH Announces First Quarter 2019 Results

April 29, 2019

News Release

Contact:
Ryan Kubota
Investor Relations
562-435-3666, ext. 119057

MOLINA HEALTHCARE REPORTS FIRST QUARTER 2019 FINANCIAL RESULTS AND
RAISES FULL YEAR 2019 EARNINGS GUIDANCE

•	Net income per diluted share was $2.99 in the first quarter of 2019 compared with $1.64 in the first quarter of 2018, which included a net benefit of $0.38 per diluted share for non-run-rate items

•	After-tax margin improved to 4.8% in the first quarter of 2019 compared with 2.3% in the first quarter of 2018

•	Medical care ratio was 85.3% in the first quarter, an improvement from 87.7% in the first quarter of 2018, excluding non-run-rate items in the first quarter of 2018

•	Premium revenue was $4.0 billion in the first quarter of 2019, a 9% decrease compared with the first quarter of 2018, which was in line with the Company’s expectations

•	The Company raised full year 2019 earnings guidance to $10.50 - $11.00 from $9.25 - $9.75, which does not include any future prior-period reserve development
Long Beach, California (April 29, 2019) - Molina Healthcare, Inc. (NYSE: MOH) today reported financial results for the first quarter of 2019 and raised full year 2019 guidance.
“These results are a testament to the achievability of the second phase of our strategy, which is to sustain the attractive margin position we had built in 2018,” said Joe Zubretsky, president and CEO. “While certainly not conclusive, our first quarter results validate our position that durable financial and operational improvement can and should allow us to sustain these margins, all while we begin to grow the top line again.”
Consolidated Results
First Quarter of 2019 Compared with First Quarter of 2018
Net income increased to $198 million from $107 million in the first quarter of 2018. Net income per diluted share increased to $2.99 from $1.64 in the first quarter of 2018.
Premium revenue decreased $371 million, or 9%, in the first quarter of 2019 compared with the first quarter of 2018, as expected. The decrease was primarily due to the previously announced loss of the Company’s New Mexico Medicaid contract along with the resizing of the Company’s Florida Medicaid contract and the related transition out of all but two regions.
The medical care ratio (MCR) was 85.3% in the first quarter of 2019, an improvement compared with 86.1% in the first quarter of 2018. Excluding the $70 million benefit of the 2017 Marketplace cost-sharing reduction (CSR) reimbursement recognized in first quarter of 2018, the MCR would have been 87.7% in the first quarter of 2018. The change in the overall MCR was due to:

•
The Medicaid MCR was 88.5% in the first quarter of 2019, an improvement compared with 90.8% in the first quarter of 2018. This was mainly due to improvements in the Temporary Assistance for Needy Families and Aged, Blind or Disabled programs, partially offset by an increased MCR in the Medicaid Expansion program, primarily in California and Ohio.

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MOH Announces First Quarter 2019 Results

April 29, 2019

•
The Marketplace MCR was 62.2% in the first quarter of 2019, compared with 50.6% in the first quarter of 2018. The prior year MCR was positively impacted by the benefit of the CSR, without which the Marketplace MCR would have been 66.8% in the first quarter of 2018. The year-over-year improvement primarily reflected increased premium revenue related to rate increases and risk scores that are more commensurate with the acuity of the Company’s Marketplace population.

The general and administrative (G&A) expense ratio was 7.3% in the first quarter of 2019, an improvement compared with 7.6% in the first quarter of 2018 primarily due to lower expenses and the timing of certain expenditures, which were partially offset by the impact associated with lower premium revenue.
Capital Plan Progress
In the first quarter of 2019, the Company repaid $46 million aggregate principal amount of its 1.125% Convertible Notes and entered into privately negotiated termination agreements to terminate the respective portion of the related 1.125% Call Option and 1.125% Warrants.
In April 2019, the Company repaid an additional $128 million aggregate principal amount of its 1.125% Convertible Notes and entered into privately negotiated termination agreements to terminate the respective portion of the related 1.125% Call Option and 1.125% Warrants. Following these transactions, the remaining principal amount outstanding of the Company’s 1.125% Convertible Notes is $78 million. In addition, the Company has received a conversion notice for $7 million principal amount that will be settled in August 2019.

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MOH Announces First Quarter 2019 Results

April 29, 2019

2019 Revised Guidance
The following table summarizes 2019 Revised Guidance (1):

	2019 Revised Guidance	2019 Initial Guidance
Premium revenue	~$15.9B	~$15.8B
Premium tax revenue	~$425M	~$375M
Investment income and other revenue	~$115M	~$195M
Total revenue	~$16.4B	~$16.3B
Medical care costs	~$13.6B	~$13.7B
Medical care ratio (2)	~86%	86.7% - 87.0%
General and administrative expenses	~$1.3B	~$1.2B
G&A ratio (3)	~7.7%	7.5% - 7.7%
Premium tax expenses	~$425M	~$375M
Depreciation and amortization	~$90M	~$85M
Interest expense and other expenses, net	~$90M	~$100M
Income before income taxes	$900M - $940M	$790M - $840M
Net income	$680M - $710M	$600M - $630M
EBITDA (4)	$1,080M - $1,120M	$975M - $1,025M
Effective tax rate	~24.5%	24.5% - 25.0%
After-tax margin (3)	4.1% - 4.3%	3.7% - 3.9%
Diluted weighted average shares	~64.7M	~64.7M
Net income per share	$10.50 - $11.00	$9.25 - $9.75
End-of-year membership by government program:
Medicaid and Medicare	~3.1M	~3.2M
Marketplace	270K - 280K	250K - 275K
__________________

(1)
All amounts are estimates and do not include non-recurring significant items. Earnings per diluted share as shown is calculated on a GAAP basis; actual results may differ materially. See the Company’s risk factors as discussed in its 2018 Form 10-K and other filings and the statements below in this press release after the heading “Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995.”

(2)	Medical care ratio represents medical care costs as a percentage of premium revenue.

(3)	G&A ratio represents general and administrative expenses as a percentage of total revenue. After-tax margin represents net income as a percentage of total revenue.

(4)	See reconciliation of non-GAAP financial measures at the end of this release.

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MOH Announces First Quarter 2019 Results

April 29, 2019

Conference Call
Management will host a conference call and webcast to discuss Molina Healthcare’s first quarter 2019 results at 8:30 a.m. Eastern time on Tuesday, April 30, 2019. The number to call for the interactive teleconference is (877) 883-0383 and the confirmation number is 4093086. A telephonic replay of the conference call will be available through Tuesday, May 7, 2019, by dialing (877) 344-7529 and entering confirmation number 10130214. A live audio broadcast of this conference call will be available on Molina Healthcare’s website, molinahealthcare.com. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast.
About Molina Healthcare
Molina Healthcare, Inc., a FORTUNE 500 company, provides managed health care services under the Medicaid and Medicare programs and through the state insurance marketplaces. Through its locally operated health plans, Molina Healthcare served approximately 3.4 million members as of March 31, 2019. For more information about Molina Healthcare, please visit molinahealthcare.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This earnings release contains forward-looking statements regarding the Company’s revised 2019 guidance, as well as its plans, expectations, and anticipated future events. Actual results could differ materially due to numerous known and unknown risks and uncertainties. Those risks and uncertainties are discussed in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and the section entitled “Forward-Looking Statements” in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2019.
These reports can be accessed under the investor relations tab of the Company’s website or on the SEC’s website at sec.gov. Given these risks and uncertainties, the Company can give no assurances that its forward-looking statements will prove to be accurate, or that any other results or events projected or contemplated by its forward-looking statements will in fact occur, and the Company cautions investors not to place undue reliance on these statements. All forward-looking statements in this release represent the Company’s judgment as of April 29, 2019, and, except as otherwise required by law, the Company disclaims any obligation to update any forward-looking statements to conform the statement to actual results or changes in its expectations.

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MOH Announces First Quarter 2019 Results

April 29, 2019

MOLINA HEALTHCARE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended March 31,
	2019	2018
	(In millions, except per-share amounts)
Revenue:
Premium revenue	$3,952	$4,323
Premium tax revenue	138	104
Health insurer fees reimbursed	—	61
Service revenue	—	134
Investment income and other revenue	29	24
Total revenue	4,119	4,646
Operating expenses:
Medical care costs	3,371	3,722
General and administrative expenses	302	352
Premium tax expenses	138	104
Health insurer fees	—	75
Depreciation and amortization	25	26
Restructuring costs	3	25
Cost of service revenue	—	120
Total operating expenses	3,839	4,424
Operating income	280	222
Other expenses, net:
Interest expense	23	33
Other (income) expenses, net	(3)	10
Total other expenses, net	20	43
Income before income tax expense	260	179
Income tax expense	62	72
Net income	$198	$107

Net income per diluted share	$2.99	$1.64

Diluted weighted average shares outstanding	66.2	65.2

Operating Statistics:
Medical care ratio	85.3%	86.1%
G&A ratio	7.3%	7.6%
Premium tax ratio	3.4%	2.3%
Effective income tax expense rate	23.8%	40.3%
After-tax margin	4.8%	2.3%

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MOH Announces First Quarter 2019 Results

April 29, 2019

MOLINA HEALTHCARE, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2019	2018
	(Dollars in millions, except per-share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$3,224	$2,826
Investments	1,508	1,681
Receivables	1,359	1,330
Prepaid expenses and other current assets	124	149
Derivative asset	516	476
Total current assets	6,731	6,462
Property, equipment, and capitalized software, net	376	241
Goodwill and intangible assets, net	185	190
Restricted investments	100	120
Deferred income taxes	76	117
Other assets	111	24
	$7,579	$7,154

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims and benefits payable	$1,995	$1,961
Amounts due government agencies	932	967
Accounts payable and accrued liabilities	444	390
Deferred revenue	207	211
Current portion of long-term debt	198	241
Derivative liability	516	476
Total current liabilities	4,292	4,246
Long-term debt	1,121	1,020
Finance lease liabilities	234	197
Other long-term liabilities	97	44
Total liabilities	5,744	5,507
Stockholders’ equity:
Common stock, $0.001 par value, 150 million shares authorized; outstanding: 63 million shares at March 31, 2019 and 62 million shares at December 31, 2018	—	—
Preferred stock, $0.001 par value; 20 million shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	543	643
Accumulated other comprehensive loss	(3)	(8)
Retained earnings	1,295	1,012
Total stockholders’ equity	1,835	1,647
	$7,579	$7,154

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MOH Announces First Quarter 2019 Results

April 29, 2019

MOLINA HEALTHCARE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2019	2018
	(In millions)
Operating activities:
Net income	$198	$107
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25	37
Deferred income taxes	15	(6)
Share-based compensation	9	6
Amortization of convertible senior notes and finance lease liabilities	3	7
(Gain) loss on debt extinguishment	(3)	10
Non-cash restructuring costs	—	17
Other, net	3	2
Changes in operating assets and liabilities:
Receivables	(29)	(83)
Prepaid expenses and other current assets	20	(239)
Medical claims and benefits payable	34	(163)
Amounts due government agencies	(35)	172
Accounts payable and accrued liabilities	(30)	319
Deferred revenue	(4)	130
Income taxes	43	78
Net cash provided by operating activities	249	394
Investing activities:
Purchases of investments	(185)	(389)
Proceeds from sales and maturities of investments	366	543
Purchases of property, equipment, and capitalized software	(6)	(4)
Other, net	(4)	(5)
Net cash provided by investing activities	171	145
Financing activities:
Repayment of principal amount of 1.125% Convertible Notes	(46)	—
Cash paid for partial settlement of 1.125% Conversion Option	(115)	—
Cash received for partial termination of 1.125% Call Option	115	—
Cash paid for partial termination of 1.125% Warrants	(103)	—
Proceeds from borrowings under Term Loan	100	—
Other, net	1	(5)
Net cash used in financing activities	(48)	(5)
Net increase in cash, cash equivalents, and restricted cash and cash equivalents	372	534
Cash, cash equivalents, and restricted cash and cash equivalents at beginning of period	2,926	3,290
Cash, cash equivalents, and restricted cash and cash equivalents at end of period	$3,298	$3,824

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MOH Announces First Quarter 2019 Results

April 29, 2019

MOLINA HEALTHCARE, INC.
UNAUDITED HEALTH PLANS SEGMENT MEMBERSHIP

	March 31, 2019	December 31, 2018	March 31, 2018
Ending Membership by Government Program:
Temporary Assistance for Needy Families (“TANF”) and Children’s Health Insurance Program (“CHIP”)	2,016,000	2,295,000	2,435,000
Medicaid Expansion	596,000	660,000	662,000
Aged, Blind or Disabled (“ABD”)	352,000	406,000	411,000
Total Medicaid	2,964,000	3,361,000	3,508,000
Medicare-Medicaid Plan (“MMP”) - Integrated	56,000	54,000	56,000
Medicare Special Needs Plans	41,000	44,000	44,000
Total Medicare	97,000	98,000	100,000
Total Medicaid and Medicare	3,061,000	3,459,000	3,608,000
Marketplace	332,000	362,000	453,000
	3,393,000	3,821,000	4,061,000

Ending Membership by Health Plan:
California	600,000	608,000	656,000
Florida (1)	144,000	313,000	414,000
Illinois	219,000	224,000	151,000
Michigan	369,000	383,000	388,000
New Mexico (1)	27,000	222,000	250,000
Ohio	295,000	302,000	328,000
Puerto Rico	207,000	252,000	316,000
South Carolina	126,000	120,000	117,000
Texas	377,000	423,000	476,000
Washington	815,000	781,000	779,000
Other (2)	214,000	193,000	186,000
	3,393,000	3,821,000	4,061,000
__________________

(1)
As reported throughout 2018, the Company’s Medicaid contracts in New Mexico and in all but two regions in Florida terminated in late 2018 and early 2019. During 2019, the Company continues to serve Medicare and Marketplace members in both Florida and New Mexico, as well as Medicaid members in two regions in Florida.

(2)	“Other” includes the Idaho, Mississippi, New York, Utah and Wisconsin health plans, which are not individually significant to the Company’s consolidated operating results.

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MOH Announces First Quarter 2019 Results

April 29, 2019

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA—
BY GOVERNMENT PROGRAM
(In millions, except percentages and per-member per-month amounts)

	Three Months Ended March 31, 2019
	Member Months (1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
		Total	PMPM	Total	PMPM
TANF and CHIP	6.2	$1,173	$189.36	$1,022	$165.05	87.2%	$151
Medicaid Expansion	1.8	664	369.62	594	330.45	89.4	70
ABD	1.1	1,167	1,068.43	1,042	953.48	89.2	125
Total Medicaid	9.1	3,004	330.75	2,658	292.60	88.5	346
MMP	0.2	388	2,355.29	333	2,026.83	86.1	55
Medicare	0.1	163	1,284.70	133	1,047.78	81.6	30
Total Medicare	0.3	551	1,889.47	466	1,600.84	84.7	85
Total Medicaid and Medicare	9.4	3,555	379.19	3,124	333.26	87.9	431
Marketplace	1.0	397	393.53	247	244.61	62.2	150
	10.4	$3,952	$380.59	$3,371	$324.65	85.3%	$581

	Three Months Ended March 31, 2018
	Member Months	Premium Revenue		Medical Care Costs		MCR	Medical Margin
		Total	PMPM	Total	PMPM
TANF and CHIP	7.4	$1,373	$185.14	$1,272	$171.56	92.7%	$101
Medicaid Expansion	2.0	752	372.75	641	317.46	85.2	111
ABD	1.2	1,254	1,014.23	1,155	934.55	92.1	99
Total Medicaid	10.6	3,379	316.69	3,068	287.56	90.8	311
MMP	0.2	357	2,137.88	305	1,824.21	85.3	52
Medicare	0.1	157	1,188.97	131	994.81	83.7	26
Total Medicare	0.3	514	1,718.61	436	1,457.75	84.8	78
Total Medicaid and Medicare	10.9	3,893	354.94	3,504	319.48	90.0	389
Marketplace	1.4	430	312.87	218	158.40	50.6	212
	12.3	$4,323	$350.25	$3,722	$301.55	86.1%	$601
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(1)	A member month is defined as the aggregate of each month’s ending membership for the period presented.

(2)	The MCR represents medical costs as a percentage of premium revenue.

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MOH Announces First Quarter 2019 Results

April 29, 2019

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA—
MEDICAID AND MEDICARE BY HEALTH PLAN
(In millions, except percentages and per-member per-month amounts)

	Three Months Ended March 31, 2019
	Member Months	Premium Revenue		Medical Care Costs		MCR	Medical Margin
		Total	PMPM	Total	PMPM
California	1.7	$499	$299.83	$448	$269.33	89.8%	$51
Florida	0.4	162	387.48	127	303.05	78.2	35
Illinois	0.7	227	348.04	185	282.70	81.2	42
Michigan	1.1	395	363.04	326	299.99	82.6	69
Ohio	0.9	590	659.09	537	600.07	91.0	53
Puerto Rico	0.6	102	165.02	90	145.38	88.1	12
South Carolina	0.4	136	363.14	115	308.87	85.1	21
Texas	0.6	599	902.56	532	801.53	88.8	67
Washington	2.4	614	258.41	586	246.69	95.5	28
Other (1) (2)	0.6	231	370.26	178	285.13	77.0	53
	9.4	$3,555	$379.19	$3,124	$333.26	87.9%	$431

	Three Months Ended March 31, 2018
	Member Months	Premium Revenue		Medical Care Costs		MCR	Medical Margin
		Total	PMPM	Total	PMPM
California	1.8	$494	$272.61	$412	$227.31	83.4%	$82
Florida	1.0	382	351.58	345	317.41	90.3	37
Illinois	0.5	141	298.17	122	257.50	86.4	19
Michigan	1.1	376	336.64	331	296.19	88.0	45
New Mexico (2)	0.7	319	466.17	310	453.30	97.2	9
Ohio	0.9	551	576.60	460	481.26	83.5	91
Puerto Rico	1.0	186	193.13	174	181.39	93.9	12
South Carolina	0.3	122	348.08	104	297.52	85.5	18
Texas	0.7	562	809.90	519	747.53	92.3	43
Washington	2.3	584	256.66	574	252.41	98.3	10
Other (1)	0.6	176	314.93	153	273.36	86.8	23
	10.9	$3,893	$354.94	$3,504	$319.48	90.0%	$389
__________________

(1)	“Other” includes the Idaho, Mississippi, New York, Utah and Wisconsin health plans, which are not individually significant to the Company’s consolidated operating results.

(2)
In 2019, “Other” includes the New Mexico health plan. The New Mexico health plan’s Medicaid contract terminated on December 31, 2018, and therefore its 2019 results are not individually significant to the Company’s consolidated operating results.

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MOH Announces First Quarter 2019 Results

April 29, 2019

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA—
MARKETPLACE BY HEALTH PLAN
(In millions, except percentages and per-member per-month amounts)

	Three Months Ended March 31, 2019
	Member Months	Premium Revenue		Medical Care Costs		MCR	Medical Margin
		Total	PMPM	Total	PMPM
California	0.1	$56	$342.00	$33	$201.46	58.9%	$23
Florida	0.2	61	421.17	26	177.31	42.1	35
Michigan	—	10	467.25	5	211.50	45.3	5
Ohio	—	30	853.87	15	448.51	52.5	15
Texas	0.6	148	306.36	109	226.36	73.9	39
Washington	—	47	711.60	29	435.90	61.3	18
Other (1)	0.1	45	476.11	30	314.70	66.1	15
	1.0	$397	$393.53	$247	$244.61	62.2%	$150

	Three Months Ended March 31, 2018
	Member Months	Premium Revenue		Medical Care Costs		MCR	Medical Margin
		Total	PMPM	Total	PMPM
California	0.2	$49	$253.93	$31	$162.64	64.0%	$18
Florida	0.2	45	271.12	(16)	(95.60)	(35.3)	61
Michigan	0.1	13	224.11	9	144.16	64.3	4
New Mexico	0.1	34	438.67	19	246.50	56.2	15
Ohio	0.1	26	403.44	17	262.87	65.2	9
Texas	0.7	229	308.74	146	196.89	63.8	83
Washington	—	39	526.36	30	405.40	77.0	9
Other (2)	—	(5)	NM	(18)	NM	NM	13
	1.4	$430	$312.87	$218	$158.40	50.6%	$212
__________________

(1)	“Other” includes the New Mexico, Utah and Wisconsin health plans, which are not individually significant to the Company’s consolidated operating results in 2019.

(2)	“Other” includes the Utah and Wisconsin health plans, where the Company did not participate in the Marketplace in 2018. Therefore, the ratios for 2018 periods are not meaningful (NM).

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MOH Announces First Quarter 2019 Results

April 29, 2019

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA—
TOTAL BY HEALTH PLAN
(In millions, except percentages and per-member per-month amounts)

	Three Months Ended March 31, 2019
	Member Months	Premium Revenue		Medical Care Costs		MCR	Medical Margin
		Total	PMPM	Total	PMPM
California	1.8	$555	$303.64	$481	$263.20	86.7%	$74
Florida	0.6	223	396.13	153	270.76	68.4	70
Illinois	0.7	227	348.04	185	282.70	81.2	42
Michigan	1.1	405	365.09	331	298.25	81.7	74
Ohio	0.9	620	666.41	552	594.38	89.2	68
Puerto Rico	0.6	102	165.02	90	145.38	88.1	12
South Carolina	0.4	136	363.14	115	308.87	85.1	21
Texas	1.2	747	651.67	641	559.49	85.9	106
Washington	2.4	661	270.72	615	251.83	93.0	46
Other (1) (2)	0.7	276	384.08	208	288.99	75.2	68
	10.4	$3,952	$380.59	$3,371	$324.65	85.3%	$581

	Three Months Ended March 31, 2018
	Member Months	Premium Revenue		Medical Care Costs		MCR	Medical Margin
		Total	PMPM	Total	PMPM
California	2.0	$543	$270.80	$443	$221.03	81.6%	$100
Florida	1.2	427	340.91	329	262.65	77.0	98
Illinois	0.5	141	298.17	122	257.50	86.4	19
Michigan	1.2	389	331.08	340	288.68	87.2	49
New Mexico (2)	0.8	353	463.33	329	431.94	93.2	24
Ohio	1.0	577	565.62	477	467.41	82.6	100
Puerto Rico	1.0	186	193.13	174	181.39	93.9	12
South Carolina	0.3	122	348.08	104	297.52	85.5	18
Texas	1.4	791	551.28	665	463.37	84.1	126
Washington	2.3	623	265.20	604	257.25	97.0	19
Other (1)	0.6	171	305.94	135	240.95	78.8	36
	12.3	$4,323	$350.25	$3,722	$301.55	86.1%	$601
__________________

(1)	“Other” includes the Idaho, Mississippi, New York, Utah and Wisconsin health plans, which are not individually significant to the Company’s consolidated operating results.

(2)
In 2019, “Other” includes the New Mexico health plan. The New Mexico health plan’s Medicaid contract terminated on December 31, 2018, and therefore its 2019 results are not individually significant to the Company’s consolidated operating results.

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MOH Announces First Quarter 2019 Results

April 29, 2019

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED FINANCIAL DATA
(In millions, except percentages and per-member per-month amounts)

The following table provides details of the Company’s medical care costs for the periods indicated:

	Three Months Ended March 31,
	2019			2018
	Amount	PMPM	% of Total	Amount	PMPM	% of Total
Fee for service	$2,514	$242.12	74.6%	$2,745	$222.38	73.8%
Pharmacy	413	39.73	12.2	583	47.25	15.6
Capitation	285	27.46	8.5	312	25.28	8.4
Other	159	15.34	4.7	82	6.64	2.2
	$3,371	$324.65	100.0%	$3,722	$301.55	100.0%

The following table provides details of the Company’s medical claims and benefits payable as of the dates indicated:

	March 31,	December 31,
	2019	2018
Fee-for-service claims incurred but not paid (IBNP)	$1,411	$1,562
Pharmacy payable	114	115
Capitation payable	59	52
Other (1)	411	232
	$1,995	$1,961
______________________

(1)
“Other” medical claims and benefits payable include amounts payable to certain providers for which the Company acts as an intermediary on behalf of various state agencies without assuming financial risk. Such receipts and payments do not impact the Company’s consolidated statements of income. As of March 31, 2019 and December 31, 2018, the Company had recorded non-risk provider payables of approximately $278 million and $107 million, respectively.

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MOH Announces First Quarter 2019 Results

April 29, 2019

MOLINA HEALTHCARE, INC.
UNAUDITED CHANGE IN MEDICAL CLAIMS AND BENEFITS PAYABLE
(Dollars in millions)

The Company’s claims liability includes a provision for adverse claims deviation based on historical experience and other factors including, but not limited to, variations in claims payment patterns, changes in utilization and cost trends, known outbreaks of disease, and large claims. The Company’s reserving methodology is consistently applied across all periods presented. The amounts displayed for “Components of medical care costs related to: Prior period” represent the amount by which its original estimate of claims and benefits payable at the beginning of the period was more than the actual amount of the liability based on information (principally the payment of claims) developed since that liability was first reported. The following table presents the components of the change in medical claims and benefits payable for the periods indicated:

	Three Months Ended March 31,		Year Ended December 31, 2018
	2019	2018
Medical claims and benefits payable, beginning balance	$1,961	$2,192	$2,192
Components of medical care costs related to:
Current period	3,560	4,033	15,478
Prior period (1)	(189)	(311)	(341)
Total medical care costs	3,371	3,722	15,137

Change in non-risk provider payables	171	45	13
Payments for medical care costs related to:
Current period	2,197	2,498	13,671
Prior period	1,311	1,438	1,710
Total paid	3,508	3,936	15,381
Medical claims and benefits payable, ending balance	$1,995	$2,023	$1,961

Days in claims payable, fee for service (2)	52	53	53
______________________

(1)
March 31, 2018, includes the 2018 benefit of the 2017 Marketplace CSR reimbursement of $70 million. December 31, 2018, includes the 2018 benefit of the 2017 Marketplace CSR reimbursement of $81 million.

(2)
Claims payable includes primarily IBNP. It also includes certain fee-for-service payables reported in “Other” medical claims and benefits payable amounting to $51 million, $22 million and $43 million, as of March 31, 2019, March 31, 2018, and December 31, 2018, respectively.

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MOH Announces First Quarter 2019 Results

April 29, 2019

MOLINA HEALTHCARE, INC.
UNAUDITED SUMMARY OF SIGNIFICANT ITEMS AFFECTING CURRENT QUARTER AND
YEAR-TO-DATE FINANCIAL RESULTS
(In millions, except per diluted share amounts)

The table below summarizes the impact of certain items significant to the Company’s financial performance in the periods presented. The individual items presented below increase (decrease) income before income tax expense.

	Three Months Ended March 31,
	2019		2018
	Amount	Per Diluted Share (1)	Amount	Per Diluted Share (1)

Marketplace CSR subsidies, for 2017 dates of service	$—	$—	$70	$0.83
Restructuring costs	(3)	(0.03)	(25)	(0.30)
Gain (loss) on debt extinguishment	3	0.03	(10)	(0.15)
	$—	$—	$35	$0.38
______________________

(1)
Except for permanent differences between GAAP and tax (such as certain expenses that are not deductible for tax purposes), per diluted share amounts are generally calculated at the statutory income tax rate of 22.6% and 22% for the first quarter of 2019 and 2018, respectively.

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MOH Announces First Quarter 2019 Results

April 29, 2019

MOLINA HEALTHCARE, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES
(In millions, except per diluted share amounts)
The Company uses non-generally accepted accounting principles, or non-GAAP, financial measures as supplemental metrics in evaluating the Company’s financial performance, making financing and business decisions, and forecasting and planning for future periods. For these reasons, management believes such measures are useful supplemental measures to investors in comparing the Company’s performance to the performance of other public companies in the health care industry. These non-GAAP financial measures should be considered as supplements to, and not as substitutes for or superior to, GAAP measures. See further information regarding non-GAAP measures below the tables.

	Three Months Ended March 31,
	2019	2018

Net income	$198	$107
Adjustments:
Depreciation, and amortization of intangible assets and capitalized software	25	34
Interest expense	23	33
Income tax expense	62	72
EBITDA	$308	$246

	Three Months Ended March 31,
	2019		2018

	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$198	$2.99	$107	$1.64
Adjustment:
Amortization of intangible assets	5	0.07	5	0.08
Income tax effect (1)	(1)	(0.02)	(1)	(0.01)
Amortization of intangible assets, net of tax effect	4	0.05	4	0.07
Adjusted net income	$202	$3.04	$111	$1.71
________________________

(1)	Income tax effect of adjustments calculated at the blended federal and state statutory tax rate of 22.6% and 22% for 2019 and 2018, respectively.
The following are descriptions of the adjustments made to GAAP measures used to calculate the non-GAAP measures used in this news release:
Earnings before interest, taxes, depreciation and amortization (“EBITDA”): Net income on a GAAP basis less depreciation, and amortization of intangible assets and capitalized software, interest expense and income tax expense. The Company believes that EBITDA is helpful in assessing the Company’s ability to meet the cash demands of its operating units.
Adjusted net income: Net income on a GAAP basis less amortization of intangible assets, net of income tax effect calculated at the statutory tax rate. The Company believes that adjusted net income is helpful in assessing the Company’s financial performance exclusive of the non-cash impact of the amortization of purchased intangibles.
Adjusted net income per diluted share: Adjusted net income divided by weighted average common shares outstanding on a fully diluted basis.

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MOH Announces First Quarter 2019 Results

April 29, 2019

MOLINA HEALTHCARE, INC.
2019 REVISED GUIDANCE

Reconciliation of Non-GAAP Financial Measures

	Low End	High End
	(In millions)
Net income	$680	$710
Adjustments:
Depreciation, and amortization of intangible assets and capitalized software	90	90
Interest expense	90	90
Income tax expense	220	230
EBITDA	$1,080	$1,120

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